Exhibit 10.1

Execution Version

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated and effective as of December 4, 2020, by and among PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation (referred to herein as the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), MIDFIRST BANK, a federally chartered savings association, as Documentation Agent, and BOKF, NA DBA BANK OF OKLAHOMA, as Administrative Agent and L/C Issuer.

W I TN E S S E T H:

WHEREAS, Borrower, Administrative Agent, L/C Issuer, Documentation Agent, and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of November 25, 2013 as modified by (i) letter amendment dated as of March 5, 2014, (ii) Second Amendment to Amended and Restated Credit Agreement dated as of June 17, 2014, (iii) Third Amendment to Amended and Restated Credit Agreement dated as of December 8, 2016, (iv) Fourth Amendment to Amended and Restated Credit Agreement dated as of October 25, 2017, (v) Fifth Amendment to Amended and Restated Credit Agreement dated as of July 2, 2018, (vi) Sixth Amendment to Amended and Restated Credit Agreement dated as of August 6, 2019, and (vii) Seventh Amendment to Amended and Restated Credit Agreement dated as of June 24, 2020, (as so amended, and as the same has been further amended, restated, amended and restated, supplemented and/or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders made loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Existing Credit Agreement for the eighth time to modify same in accordance herewith.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Credit Agreement, in consideration of the loans and other extensions of credit which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1 Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

Eighth Amendment to Amended and Restated

Credit Agreement

“Amendment” means this Eighth Amendment to Amended and Restated Credit Agreement.

“Amendment Documents” means this Amendment and all other Loan Documents executed and delivered in connection herewith including but not limited to notes and mortgages covering such of Borrower’s oil and gas properties as deemed necessary by Administrative Agent in its sole discretion. All of the Amendment Documents shall be deemed to constitute Loan Documents.

“Credit Agreement” (or “this Agreement” wherever referred to within the Existing Credit Agreement) means the Existing Credit Agreement as amended by the Amendment, and as the same may hereafter be further amended, restated, modified and/or otherwise supplemented from time to time.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 2.1 Borrowing Base Notification.  From the date of this Amendment to, but excluding, the next redetermination of the Borrowing Base (with the next scheduled Determination Date thereof to occur on June 1, 2021, and subject to the automatic reductions of the Borrowing Base scheduled to occur with each Quarterly Commitment Reduction, which automatic reductions are more particularly set forth in Section 2.1 of the Existing Credit Agreement (as amended by this Amendment)), as set forth in the Existing Credit Agreement, as amended hereby, the Borrowing Base shall be Thirty Million and No/100ths Dollars ($30,000,000.00). Borrower and Lenders hereby agree that this provision satisfies all notification requirements as set forth in the Credit Agreement.

Section 2.2Amendments to Section 1.1.

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Borrowing Base” in its entirety as follows:

“‘Borrowing Base” shall mean, as of any date of calculation, the value assigned by the Lenders from time to time to the Oil and Gas Properties pursuant to Section 2.6 hereof. As of the date of the Eighth Amendment, the Borrowing Base shall be $30,000,000.00, subject to each Quarterly Commitment Reduction and/or any other adjustments thereto made in accordance with this Agreement. The Borrowing Base shall specifically not include interests and overriding royalty interest granted by Borrower to third parties.”

(b)Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following defined term in the appropriate alphabetical order:

“‘Eighth Amendment” means that certain Eighth Amendment to Amended and Restated Credit Agreement, dated and effective as of December 4, 2020.”

Eighth Amendment to Amended and Restated

Credit Agreement

Section 2.3Amendment and Restatement of Section 2.6(a). Section 2.6(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“2.6Borrowing Base Determinations

(a)Initial Borrowing Base and Quarterly Commitment Reductions. As of the date of the Eighth Amendment, the Borrowing Base shall be as described in the definition of “Borrowing Base” at Section 1.1 above.  From the date of the Eighth Amendment through the next redetermination of the Borrowing Base (including each scheduled Determination Date as defined in paragraph “b” below), the Borrowing Base shall be $30,000,000.00, subject to each Quarterly Commitment Reduction and/or any other adjustments thereto made in accordance with this Agreement. Notwithstanding any other provisions to the contrary set forth in this Agreement or any other Loan Document, following the date of the Eighth Amendment, the Borrowing Base component of the Revolving Commitment shall be reduced by the Quarterly Commitment Reduction on each April 15, July 15, October 15 and January 15 during the term hereof, commencing on January 15, 2021. As of the date of the Eighth Amendment, each Quarterly Commitment Reduction shall be $600,000.00, with the initial Quarterly Commitment Reduction scheduled to occur on January 15, 2021. Such mandatory Quarterly Commitment Reductions to the Revolving Commitment shall be self-operative (without any notices to be delivered, or any other actions to be taken, by Agent or any other Person or entity), and irrespective of whether the Borrower has timely and fully satisfied its corresponding Quarterly Commitment Reduction payment (if any) as described in the following sentence. After giving effect to any such Quarterly Commitment Reduction, to the extent that the Commitment Usage exceeds the Borrowing Base, the Borrower shall immediately make a lump-sum principal prepayment on the Obligations in an equal to the amount by which the Commitment Usage exceeds the Borrowing Base (after giving effect to such Quarterly Commitment Reduction).”

Section 2.4Amendment and Restatement of Section 4.33. Section 4.33 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“4.33Anti-Cash Hoarding. If, as of the end of any Business Day following the date of the Eighth Amendment, the Consolidated Cash Balance exceeds One Million Dollars ($1,000,000.00) for a period of more than seven (7) consecutive days (the amount of such excess on the last day of such seven (7) day period being referred to as the “Excess Cash”), then within five (5) Business Days of such date, the Borrower shall prepay the Obligations in an amount equal to the lesser of (i) the amount sufficient to cause the Consolidated Cash Balance to no longer exceed One Million Dollars ($1,000,000.00), and (ii) the aggregate principal amount of the Obligations outstanding at such time. Without limitation of the foregoing, such prepayment will not result in the reduction of the Total Commitment in effect at such time. Without limitation of the foregoing, no such prepayment shall reduce or excuse Borrower’s mandatory principal or interest payments on the Loan as required under Section 2 hereof.”

Eighth Amendment to Amended and Restated

Credit Agreement

Section 2.5Amendment and Restatement Section 5.18(a). Section 5.18(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Hedging Contracts (excluding Floor Contracts covered by the following subsection (b) and basis differential swaps on volumes already hedged pursuant to other Hedging Contracts) entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Borrower or a Subsidiary; provided that at all times: (i) no such Hedging Contract fixes a price for a period later than the earlier to occur of: (A) 36 months after such contract is entered into; and (B) the date that is one year following the scheduled Maturity Date; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed 100% of Borrower’s and all Subsidiaries’ aggregate Projected Oil and Gas Production anticipated (at the time such Hedging Contract is entered into) to be sold in the ordinary course of the Borrower and each Subsidiary’s businesses for such month, determined separately with respect to oil and gas, (iii) except for the Collateral under the Collateral Documents with respect to Secured Hedging Obligations, no such contract requires Borrower or any Subsidiary to put up money, assets, or other security against the event of its nonperformance prior to actual default by such Borrower or Subsidiary in performing its obligations thereunder, and (iv) each such contract is with an Approved Counterparty;”

Section 2.6Amendment and Restatement of Section 6.1. Section 6.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“6.1Debt to EBITDA Ratio.  Permit the ratio of (i) Borrower’s consolidated Funded Indebtedness to (ii) Borrower’s consolidated pro forma EBITDA to be greater than 3.50: 1.00. This ratio shall be tested as of the end of each calendar quarter during the term hereof. For the purposes hereof, this ratio shall be calculated on a rolling four quarter basis; provided, however that if, during any review period, Borrower or any Subsidiary shall have made a material Disposition or material acquisition, EBITDA shall be calculated on a pro forma basis as if such material Disposition or acquisition occurred on the first day of any such review period. In such case, solely with respect to calculations made in connection with determining Borrower’s pro forma compliance with the covenants set forth in the Loan Documents, EBITDA during such review period shall be calculated on a pro forma basis as if the material Dispositions and material acquisitions made during or after the end of the review period but on or before the date of determination had occurred on the first day of such review period.”

Section 2.7Post-Closing. Within forty-five (45) days following the date of this Amendment (or such later date as agreed to by the Agent in its sole discretion), (i) the Borrower shall cause to be delivered to the Agent such information and/or materials as may be necessary for the parties to amend and restate certain Collateral Documents encumbering all of the Borrower’s Oil and Gas Properties constituting Collateral, (ii) such amended and restated Collateral Documents shall be in form and substance satisfactory to the Agent in its sole discretion and (iii) such amended and restated Collateral Documents shall have been duly recorded in the county land

Eighth Amendment to Amended and Restated

Credit Agreement

records where each such Oil and Gas Property is situated. If the Borrower shall fail to have satisfied this Section 2.7 (as determined by the Agent), then such failure shall be deemed to constitute an Event of Default under the Credit Agreement, unless such failure to have satisfied this Section 2.7 is caused by Agent’s failure to record any Collateral Documents provided to Agent for filing.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1 Effective Date. This Amendment shall become effective as of the date hereof when and only when:

(a)Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent and each Lender as required pursuant to the terms of the Credit Agreement, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b)Certificates and Resolutions. Administrative Agent shall have received such certificates and resolutions or consents of the governing body of the Borrower authorizing the transactions described in this Amendment and certifying as to the completeness of the Organizational Documents of the Borrower substantially in the form attached hereto as Exhibit A.

(c)No Default or Event of Default. No event shall have occurred and be continuing that would constitute a Default or an Event of Default.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to Administrative Agent and each Lender that:

(a)All representations and warranties made by Borrower in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).

(b)Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize

Eighth Amendment to Amended and Restated

Credit Agreement

the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

(c)The execution and delivery by Borrower of the Amendment Documents to which it is a party, the performance by it of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i), to its knowledge, any Law, (ii) its Organizational Documents, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon it, (b) result in the acceleration of any Indebtedness owed by it, or (c) result in or require the creation of any Lien upon any of its assets or properties except as expressly contemplated or permitted in the Loan Documents. Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to its knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required on the part of or in its respect in connection with the execution, delivery or performance by it of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.

(d)This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of it, enforceable against it in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors ‘ rights and by general principles of equity.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Release. In consideration of the amendments contained herein, Borrower hereby waives and releases each of the Lenders and the Administrative Agent from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 5.2 Ratification and Affirmation. Borrower hereby acknowledges the terms of the Existing Credit Agreement, as amended, and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

Section 5.3 Survival of Agreements. All of Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender and all of Lenders’ obligations to Borrower are terminated.

Eighth Amendment to Amended and Restated

Credit Agreement

Section 5.4 Authorization. The Lenders hereby authorize the Administrative Agent to execute any and all amendments to any Loan Documents deemed necessary by Administrative Agent to evidence the extension of the term of the Loan as described herein.

Section 5.5 Interpretive Provisions. Sections 1.2 and 1.3 of the Existing Credit Agreement are incorporated herein by reference herein as if fully set forth.

Section 5.6 Loan Documents. The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.7 Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Oklahoma.

Section 5.8 Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. The Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

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Eighth Amendment to Amended and Restated

Credit Agreement

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

BORROWER:	PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation

/s/ Chad L. Stephens
By: Chad L. Stephens
Title: President & Chief Executive Officer

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

LENDER, ADMINISTRATIVE AGENT AND L/C ISSUER:

BOKF, NA dba Bank of Oklahoma

By: /s/ Jeffrey Hall
Name: Jeffrey Hall
Title: Senior Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

LENDER AND DOCUMENTATION AGENT:

MIDFIRST BANK

By: /s/ W. Thomas Portman
Name: W. Thomas Portman
Title: Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

LENDER:	BANCFIRST

By: /s/ Heather H. Whiteside
Name: Heather H. Whiteside
Title: Assistant Vice President

Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

LENDER:	AMARILLO NATIONAL BANK

By: /s/ Rob Mansfield
Name: Rob Mansfield
Title: Vice President

EXHIBIT A to Eighth Amendment to Amended and Restated Credit Agreement

SECRETARY'S CERTIFICATE

I, Raphael D’Amico, certify that I am the Chief Financial Officer, Vice President, and the Secretary of PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation (the "Corporation"), and that, as such, I am authorized to execute this Secretary’s Certificate (this “Certificate”) on behalf of the Corporation, and do hereby further certify that:

1.Attached hereto as Exhibit A are the Corporation's Articles of Incorporation dated as of February 3, 2009, together with all amendments thereto (the "Articles"), which Articles are in full force and effect on the date hereof and have not been otherwise modified or amended.

2.Attached hereto as Exhibit B are the Corporation's Bylaws ("Bylaws"), which Bylaws are in full force and effect on the date hereof and have not been otherwise modified or amended.

3.Attached hereto as Exhibit C is a true copy of a resolution duly adopted by a unanimous vote of the Board of Directors in effect on the date. Said resolution is still in full force and effect and has not been amended, superseded or revoked.

4.The persons named below are duly elected to the offices set opposite their respective names and the signatures appearing opposite their respective names are their true signatures.

Name	Office	Signature

Chad L. Stephens	President & Chief Executive Officer	/s/ Chad L. Stephens

Raphael D’Amico	Chief Financial Officer, Vice President & Secretary	/s/ Raphael D’Amico

IN WITNESS WHEREOF, I have executed this Certificate this December 4, 2020.

PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation

By: /s/ Raphael D’Amico
Raphael D’Amico, Secretary

I, Chad L. Stephens, am the duly elected President and Chief Executive Officer of the Corporation and I hereby certify that Raphael D’Amico was duly elected to the offices of Secretary, Chief Financial Officer, and Vice President of the Corporation and the signature appearing adjacent to his name above is his true and correct signature.

By: /s/ Chad L. Stephens
Chad L. Stephens, President & Chief Executive Officer

EXHIBIT A TO SECRETARY’S CERTIFICATE

Articles of Incorporation

(see attached)

EXHIBIT B TO SECRETARY’S CERTIFICATE

Bylaws

(see attached)

EXHIBIT C TO SECRETARY’S CERTIFICATE

Borrower’s Resolutions

I, the undersigned, Secretary of PHX MINERALS INC., formerly named Panhandle Oil and Gas Inc., formerly named Panhandle Royalty Company, an Oklahoma corporation (the "Corporation"), and the keeper of the records of the Corporation, hereby certify that the following resolutions were unanimously adopted by its Board of Directors on the date hereof:

WHEREAS, on November 25, 2013, the Corporation, as borrower, entered into that certain Amended and Restated Credit Agreement (as heretofore amended, the "Existing Credit Agreement"; the Existing Credit Agreement, as amended by the hereinafter-defined Eighth Amendment, and as the same may hereafter be further amended, amended and restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), the latest of which by that certain Eighth Amendment to Amended and Restated Credit Agreement dated as of December 4, 2020 (the "Eighth Amendment"), with BOKF, NA dba Bank of Oklahoma (the “Agent”), MidFirst Bank, a federally chartered savings association (the “Documentation Agent”) and the other lenders from time to time party thereto (collectively the "Lenders"), which was evidenced by those certain revolving promissory notes as more particularly set forth therein; and

WHEREAS, it is necessary and desirable for the Corporation and in the best pecuniary interests of the Corporation to execute and deliver to Lenders the Eighth Amendment, in order to make certain modifications to the Existing Credit Agreement.

BE IT THEREFORE RESOLVED, that the execution of the Eighth Amendment be and the same is hereby approved and ratified by the Corporation, as it is in the best pecuniary interest of the Corporation, and that the Eighth Amendment and other documents deemed necessary by Lenders to secure the Corporation's obligations in favor of the Lenders, together with any and all such other mortgages, instruments, documents and certificates necessary or desirable to consummate said extensions of credit by the Lenders to the Corporation are hereby approved and authorized to be executed and delivered by the Corporation to the Lenders;

BE IT FURTHER RESOLVED, that each of the Chief Executive Officer and the Chief Financial Officer (together, the “Authorized Officers”), be and the same are hereby authorized, empowered and directed for and on behalf of the Corporation to make, execute and deliver to the Lenders, with the Corporation's seal impressed thereon, if necessary, the Eighth Amendment, and such other instruments, documents and certificates which the Authorized Officers of the Corporation deem necessary or desirable in connection with the loans from the Lenders to the Corporation.

BE IT FURTHER RESOLVED, that all actions heretofore or hereinafter taken by the Authorized Officers and each other officer of the Corporation in connection with, or with respect to, the Credit Agreement, the other Loan Documents (as defined in the Existing Credit Agreement) or the matters referred to in the foregoing resolutions be, and hereby are, confirmed, ratified, and approved in all respects.

BE IT FURTHER RESOLVED, that the Agent, the Documentation Agent and the Lenders and their successors and assigns are entitled to rely on these resolutions until the Agent has been notified in writing by Corporation of any modifications or rescissions of the powers hereby granted.

IN WITNESS WHEREOF, I have hereunto signed my name and caused the seal of the Corporation to be hereunto affixed effective as of December 4, 2020.

/s/ Raphael D’Amico
Raphael D’Amico, Secretary